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                                                                    EXHIBIT 99.2



                           [THE GOOD GUYS! LETTERHEAD]



                                             Contact:       Robert A. Gunst
                                                            President & Chief
                                                            Executive Officer
                                                            650-615-6060


DENNIS CARROLL TO RESIGN AS CHIEF FINANCIAL OFFICER OF THE GOOD GUYS!

San Francisco (April 30, 1999) - The Good Guys, Inc. announced today that Dennis Carroll is resigning as Senior Vice President, Finance and Administration, effective May 14, to join Illuminations.com, located in Petaluma, CA. The search for a new Chief Financial Officer is currently underway.

Robert A. Gunst Chief Executive Officer of the Company, said, "Dennis has been employed with THE GOOD GUYS! for over six years, first as our Controller and since 1996 as our Chief Financial Officer. I would like to thank him for his many contributions over the years."

THE GOOD GUYS! is a leading specialty retailer of consumer electronics, operating a total of 79 stores, 61 in California, nine in Washington, five in Oregon and four in Nevada, and marketing a broad range of high quality, name brand products. For more information on the Company, including news releases, employment opportunities, product information and store locations visit THE GOOD GUYS! Internet home page at http://www.thegoodguys.com. THE GOOD GUYS! press releases are also available by fax through Company News-On-Call at 800-758-5804, extension 108403.